Exhibit 10.2

Second Amendment to Award Agreement

This Second Amendment to Award Agreement (this “Amendment”) is dated as of September 23, 2014, between Medley LLC, a Delaware limited liability company (the “Company”), and Richard T. Allorto (“Participant”).

RECITALS

A.	Pursuant to that certain Class C Unit Award Agreement under the Amended and Restated Limited Liability Company Agreement of Medley LLC dated and effective as of December 14, 2012, effective as of January 7, 2013 (the “Initial Agreement”), as amended by the Amendment to Award Agreement dated as of May 29, 2014 (the “First Amendment”; the Initial Agreement, as amended by the First Amendment, the “Award Agreement”), the Company granted to Participant 1,000,000 Class B Units (the “Existing Units”).

B.	Concurrently herewith, the Members of the Company are entering into the Fourth Amended and Restated Limited Liability Company Agreement of Medley LLC (the “Amended LLC Agreement”). Any term capitalized but not defined in this Agreement will have the meaning set forth in the Amended LLC Agreement.

NOW, THEREFORE, in consideration of the premises and agreements of the parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Participant hereby agree as follows:

1.	Approval of Amended LLC Agreement. Participant hereby approves the Amended LLC Agreement in the form previously presented to Participant and attached hereto.

2.	Reclassification of Existing Units. Upon the effectiveness the Amended LLC Agreement (the “Effective Time”), the Existing Units shall be reclassified as 606,061 Class A Units, which Class A Units are fully vested.

3.	Amendment of Award Agreement. Upon the Effective Time, the Award Agreement shall be amended as follows:

a.	Each of the following sections of the Award Agreement is deleted in its entirety and replaced with “Reserved”: Section 1, Section 3, Section 5, Section 7, Section 8(a), Section 8(b) and Section 8(c).

b.	The second sentence of Section 17 of the Award Agreement is deleted in its entirety and replaced with:

“The provisions of Section 11.10 of the LLC Agreement shall apply, mutatis mutandis, to any and all disputes arising out of, relating to or in connection with this Agreement.”

c.	All references in the Award Agreement to: (i) “Class B Unit” shall refer to “Class A Unit”; (ii) “Class B Member” shall refer to “Member”; and (iii) “Board of Managers” shall refer to “Managing Member”.

4.	Explanatory Note Regarding First Amendment. It is understood that in the First Amendment: (i) all references to Section 9 shall be read to refer to Section 8 (Restrictive Covenants) of the Initial Agreement and (ii) the reference to Section 11 shall be read to refer to Section 10 (Transferability of Units) of the Initial Agreement.

5.	Acknowledgment of Restrictive Covenants Agreement. Participant hereby acknowledges that, in connection herewith, Participant has entered into a Confidentiality, Non-Interference and Invention Assignment Agreement, dated as of the date hereof, with Medley Management Inc.

6.	Ratification. Except as expressly amended and modified under this Amendment, the terms and provisions of the Award Agreement are hereby ratified and affirmed in their entirety.

7.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

8.	Counterparts; Headings. This Amendment may be signed in any number of counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Any such counterpart may be executed by facsimile transmission. Headings in this Amendment are for purposes of reference only and shall not limit or affect the meaning of the provisions hereof.

9.	Complete Agreement. This Amendment constitutes the entire agreement of the parties with respect to the amendment of the Award Agreement and all prior or contemporaneous agreements or understandings, verbal or written, with respect thereto are hereby superseded and merged herein.

[Remainder of Page Intentionally Left Blank]

2

IN WITNESS WHEREOF, the Company and Participant have duly executed this Amendment as of the date first written above.

PARTICIPANT

By:	/s/ Richard T. Allorto
Name:	Richard T. Allorto
Address for Notices:	19 Isaac Graham Road
Flemington, NJ 08822

MEDLEY LLC

By:	Medley Management Inc.,
its Managing Member

By:	/s/ Brook Taube
Name:	Brook Taube
Title:	Co-Chief Executive Officer and
Chief Investment Officer

[Signature Page – Award Agreement Amendment]